POWER OF ATTORNEY

The undersigned understands that, from time to time, Whitestone REIT is required to prepare, execute and file certain federal and state securities laws filings.

KNOW ALL BY THESE PRESENTS, THAT I, Jeffrey A. Jones, hereby constitute and appoint each of John J. Dee, David K. Holeman, Peter A. Tropoli, and Scott Hogan or any of them acting singly, and with full power of substitution, as my true and lawful attorney-in-fact to:

(1)    prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") or any rule or regulation of the SEC;

(2)    prepare and execute for me and on my behalf, in my capacity as a director of Whitestone REIT (the "Company"), federal and state securities laws filings including without limitation Schedules  13D and 13G and Forms 3, 4, and 5 in accordance with Sections 13(d) and 16(a) of the 1934 Act, as amended, and the rules thereunder;

(3)    prepare and execute for me and on my behalf, in my capacity as a director of the Company, Form 10-K accordance with Section 13 or 15(d) of the 1934 Act, and the rules thereunder;

(4)        do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or any such Form 10-K, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(5)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Sections 13, 15(d) or 16 of the Securities Exchange Act of 1934.

    This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of January, 2020.

        /s/ Jeffrey A. Jones
        Jeffrey A. Jones